EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-2654, 33-88686, 333-67559, 333-37356, and
333-50174) of our report dated February 2, 2001, relating to the financial statements, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Knoxville, Tennessee
March 27, 2002